Exhibit 99.1
420 Lexington Avenue New York, NY 10170 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES RECEIPT OF REQUISITE CONSENTS
PURSUANT TO CONSENT SOLICITATIONS FOR CERTAIN OF ITS OUTSTANDING DEBT SECURITIES BY BRIXMOR LLC

NEW YORK, October 15, 2014 - Brixmor Property Group Inc. (NYSE: BRX) today announced that Brixmor LLC (the “Company”), an indirect subsidiary of Brixmor Property Group Inc., has received the requisite consents from holders of the Company’s 7.97% Notes due 2026, 7.65% Notes due 2026, 7.68% Notes due 2026 and 6.90% Notes due 2028 (both series) and 7.50% Notes due 2029 (collectively, the “Notes”) to adopt the proposed amendments to the indentures governing the Notes pursuant to the Company’s previously announced consent solicitations (the “Consent Solicitations”), which are being made in conjunction with tender offers (the “Offers”) for such Notes.

As a result of the receipt of the requisite consents with respect to the Notes, consents delivered pursuant to the Consent Solicitations for such Notes are no longer revocable and tenders of such Notes pursuant to the related Offers may no longer be withdrawn.

It is expected that the Company and U.S. Bank Trust National Association will execute a supplemental indenture with respect to each Indenture providing for the proposed amendments with respect to such Indenture promptly. While each supplemental indenture will be effective upon its execution and delivery, the proposed amendments with respect to the Indentures will not become operative until the acceptance and payment on the payment date for Notes purchased pursuant to the Offers for the Notes affected by such supplemental indenture.

Each Consent Solicitation and Offer will expire at 11:59 p.m., New York City time, on October 16, 2014, unless extended or earlier terminated (the “Expiration Time”). Holders of Notes may tender their Notes and deliver related consents at any time prior to the Expiration Time.

Wells Fargo Securities, LLC is acting as the Dealer Manager for the Offers and Solicitation Agent for the Consent Solicitations. The Depositary and Information Agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation. Questions regarding the Offers and Consent Solicitations should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Any questions regarding procedures for tendering Notes and Consents or any request for copies of the Offer to Purchase and Letter of Transmittal should be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll-free) or (212) 430-3774 (banks and brokers).

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase and Letter

420 Lexington Avenue New York, NY 10170 800.468.7526

of Transmittal. Noteholders and investors should read carefully the Offer to Purchase and Letter of Transmittal because they contain important information, including the various terms of and conditions to the Offers and the Consent Solicitations. None of the Company, Brixmor Property Group Inc., the Dealer Manager and Solicitation Agent, the Information Agent, the Depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offers or deliver their consents in the Consent Solicitations.

Safe Harbor Language
This news release, the Offer to Purchase and the documents incorporated by reference therein contain forward-looking statements, which reflect the Company’s current views with respect to, among other things, the Offers and the Consent Solicitations. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The forward-looking statements speak only as of the date of the applicable document, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

###